EXHIBIT 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of American Dairy, Inc (the "Company") of (1) our report dated March 12, 2006 related to the financial statements of the Company as of December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004 and 2003, which appear in the Company's Form 10K for the year ended December 31, 2005.


/s/ Murrell, Hall, McIntosh & Co. PLLP

Oklahoma City, Oklahoma
March 30, 2006


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